QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.9

LOCAL MATTERS, INC.
FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        This First Amendment to the Third Amended and Restated Investor Rights Agreement (the "Amendment") is entered into as of November 28, 2005, by and among (i) Local Matters, Inc., a Delaware corporation (f/k/a Aptas, Inc.) (the "Company"), (ii) the persons and entities who are parties to the Current Agreement (as defined below) that have executed this agreement below (the "Existing Investors"), and (iii) the entity listed on Exhibit A hereto (the "New Investor").

Recitals

        A.    The Company and the Existing Investors (among other parties) are parties to the Third Amended and Restated Investor Rights Agreement, dated October 14, 2005 (the "Current Agreement").

        B.    The New Investor proposes to purchase from the Company shares of the Company's Series 3 Preferred Stock, par value $.001 per share (the "Series 3 Preferred Stock") pursuant to that certain Stock Purchase Agreement, dated of even date herewith (the "New Purchase Agreement").

        C.    Section 6.7 of the Current Agreement provides that the Agreement may be amended upon the written consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Current Agreement) held by the Current Investors (the "Requisite Purchasers").

        D.    The Company and the Current Investors who are signatories hereto constitute the Requisite Purchasers, and desire to amend the Agreement to include the New Investor as parties to such agreement.

        In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1.     Additional Purchaser

        Upon the purchase of shares of Series 3 Preferred Stock by the New Investor and the execution of a counterpart signature page to the Current Agreement, the Current Agreement shall be automatically amended such that the New Investor shall become a party to the Current Agreement and will be deemed to be a "Holder" and a "Series 3 Preferred Holder", the shares of the Series 3 Preferred Stock purchased by the New Investor shall be deemed "Series 3 Preferred Stock" and the shares of Common Stock issuable upon conversion of such Series 3 Preferred Stock shall be deemed to be "Registrable Securities," as each is defined in the Agreement. Upon the purchase of shares of Series 3 Preferred Stock by the New Investor and the execution of a counterpart signature page to the Current Agreement, the New Investor shall be entitled to the same rights and benefits under the Current Investors' Rights Agreement and will be bound by the terms, restrictions and obligations to the same extent and in the same manner as each other holder of Series 3 Preferred Stock.

        2.     Miscellaneous

          2.1   This Amendment may be executed in any number of counter parts, each of which shall be an original, but all of which together shall constitute one instrument.

          2.2   All other terms and conditions of the Current Agreement shall remain in full force and effect.

        In Witness Whereof, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

LOCAL MATTERS, INC.
		By:	/s/ PERRY EVANS
		Name:	Perry Evans
		Title:	President and Chief Executive Officer
[STOCKHOLDER]
[SIGNATURE]
[NAME AND TITLE OF SIGNATORY, IF STOCKHOLDER IS A CORPORATION OR OTHER ENTITY]
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:
Series 3 Preferred Stock:
YELO PARTNERS I LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:	10,623,125
Series 3 Preferred Stock:

YELO PARTNERS II LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:	2,726,875
Series 3 Preferred Stock:
SANDLER CO-INVESTMENT PARTNERS, L.P.
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:	250,000
Series 3 Preferred Stock:
SOFTWARE SEED CAPITAL III
		By:	/s/ DAVID DE LEEUW
		Name:	David De Leeuw
		Title:	Managing Member
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:	800,000
Series 3 Preferred Stock:

		SOFTWARE SEED CAPITAL II
		By:	/s/ DAVID DE LEEUW
		Name:	David De Leeuw
		Title:	Managing Member
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	806,837
Series 2 Preferred Stock:
Series 3 Preferred Stock:
		SPENCER TRASK PRIVATE EQUITY FUND I, LP
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	99,750
Series 2 Preferred Stock:	140,000
Series 3 Preferred Stock:
		SPENCER TRASK PRIVATE EQUITY ACCREDITED FUND III, LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	62,343
Series 2 Preferred Stock:	90,000
Series 3 Preferred Stock:

		SPENCER TRASK ILLUMINATION FUND LLC
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	232,833
Series 2 Preferred Stock:	300,000
Series 3 Preferred Stock:
		SPENCER TRASK PRIVATE EQUITY FUND II, LP
		By:	/s/ WILLIAM P DIOGUARDI
		Name:	William P Dioguardi
		Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	49,875
Series 2 Preferred Stock:	70,000
Series 3 Preferred Stock:
		SPENCER TRASK INTELLECTUAL CAPITAL COMPANY LLC
		By:
		Name:
		Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	3,887,685
Series 2 Preferred Stock:
Series 3 Preferred Stock:

		SPENCER TRASK SOFTWARE & INFORMATION SERVICES GROUP LLC
		By:
		Name:
		Title:
SHARES HELD:
Common Stock:	56,348
Series 1 Preferred Stock:	255,716
Series 2 Preferred Stock:
Series 3 Preferred Stock:
		SPENCER TRASK INVESTMENT PARTNERS LLC
		By:
		Name:
		Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	86,506
Series 2 Preferred Stock:
Series 3 Preferred Stock:
		SPENCER TRASK MEDIA & COMMUNICATIONS GROUP LLC
		By:
		Name:
		Title:
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:	1,036,815
Series 2 Preferred Stock:
Series 3 Preferred Stock:

SANDLER CAPITAL PARTNERS V, L.P.
		By:	Sandler Investment Partners, L.P., General Partner
		By:	Sandler Capital Management, General Partner
		By:	MJDM Corp., a General Partner
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:
Series 3 Preferred Stock:	3,397,920
SANDLER CAPITAL PARTNERS V FTE, L.P.
		By:	Sandler Investment Partners, L.P., General Partner
		By:	Sandler Capital Management, General Partner
		By:	MJDM Corp., a General Partner
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:
Series 3 Preferred Stock:	1,452,120

SANDLER CAPITAL PARTNERS V GERMANY, L.P.
		By:	Sandler Investment Partners, L.P., General Partner
		By:	Sandler Capital Management, General Partner
		By:	MJDM Corp., a General Partner
		By:	/s/ MOIRA MITCHELL
		Name:	Moira Mitchell
		Title:	President
SHARES HELD:
Common Stock:
Series 1 Preferred Stock:
Series 2 Preferred Stock:
Series 3 Preferred Stock:	149,960

QuickLinks

LOCAL MATTERS, INC. FIRST AMENDMENT TO THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT